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                                  (10)(iii)(A)(2)(i)


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                                 CINCINNATI BELL INC.


                   DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS


                       (As adopted effective December 31, 1996)


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                                  TABLE OF CONTENTS


SECTION 1  NAME OF PLAN; PREDECESSOR PLAN. . . . . . . . . . . . . . . . . .  1

    1.1    Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2    Predecessor . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2  GENERAL DEFINITIONS; GENDER AND NUMBER. . . . . . . . . . . . . .  1

    2.1    General Definitions . . . . . . . . . . . . . . . . . . . . . . .  1
    2.2    Gender and Number . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 3  DEFERRALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

    3.1    Election of Deferrals . . . . . . . . . . . . . . . . . . . . . .  3
    3.2    Changing Deferrals. . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 4  MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . . . . . . .  3

    4.1    Deferred Compensation Accounts. . . . . . . . . . . . . . . . . .  3
    4.2    Assumed Investment in Cash Equivalents. . . . . . . . . . . . . .  4
    4.3    CBI Share . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    4.4    Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 5  DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    5.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    5.2    Termination of Service. . . . . . . . . . . . . . . . . . . . . .  5
    5.3    Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.4    Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.5    Change in Control . . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION 6  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . .  7

    6.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.2    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.3    Compensation of Committee . . . . . . . . . . . . . . . . . . . .  7
    6.4    Rules of Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.5    Agents and Employees. . . . . . . . . . . . . . . . . . . . . . .  7
    6.6    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  7

SECTION 7  FUNDING OBLIGATION. . . . . . . . . . . . . . . . . . . . . . . .  7

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SECTION 8  AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . .  8

SECTION 9  NON-ALIENATION OF BENEFITS. . . . . . . . . . . . . . . . . . . .  8

SECTION 10 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    10.1   Delegation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    10.2   Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    10.3   Separability of Provisions. . . . . . . . . . . . . . . . . . . .  8
    10.4   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    10.5   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  8


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                                 CINCINNATI BELL INC.

                   DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

                       (As adopted effective December 31, 1996)


                                      SECTION 1

                            NAME OF PLAN; PREDECESSOR PLAN

    1.1 NAME. The plan set forth herein shall be known as the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the "Plan").

    1.2 PREDECESSOR PLAN. The Plan is intended to amend and supersede the Cincinnati Bell Inc. Deferred Compensation Plan for Non-Employee Directors (the "Predecessor Plan") effective December 31, 1996.


                                      SECTION 2

                        GENERAL DEFINITIONS; GENDER AND NUMBER

    2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

         2.1.1 "Account" shall mean the Account established for an Outside Director under Section 4.1.

         2.1.2   "Board" shall mean the Board of Directors of the Company.

         2.1.3 "Beneficiary" shall mean the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, the Participant's "Beneficiary" shall be the Participant's surviving spouse or, if none, the Participant's estate.

         2.1.4   "CBI Shares" shall mean common shares of the Company.

         2.1.5 "Committee" shall mean the Compensation Committee of the Board.

         2.1.6   "Company" shall mean Cincinnati Bell Inc.


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         2.1.7   "Credited Service" shall mean active service as an Outside
Director, including service as an Outside Director prior to the Effective Date. One year of Credited Service shall be given for each twelve full months of Credited Service, whether or not consecutive. A fraction of a year of Credited Service shall be rounded up or down to the nearest whole year.

         2.1.8   "Effective Date" shall mean December 31, 1996.

         2.1.9 "Other Fee" shall mean any fee for Outside Directors established by the Board for attending Board or committee meetings or for serving as a chair of a Board committee, but shall not include the Retainer or expense reimbursements.

         2.1.10 "Other Fee Payment Date" shall mean the date on which any Other Fee is payable to an Outside Director.

         2.1.11 "Outside Director" shall mean any member of the Board who is not an employee of the Company, but shall not include any person serving as Director Emeritus.

         2.1.12 "Participant" shall mean a person who has served as an Outside Director on or after the Effective Date and whose Account has not been fully paid or forfeited, as the case may be.

         2.1.13 "Retainer" shall mean the annual fee for Outside Directors established by the Board, but shall not include meeting fees, fees for serving as a chair of a Board committee or expense reimbursements.

         2.1.14 "Retainer Payment Date" shall mean the quarterly dates on which the Outside Directors' Retainer is paid.

         2.1.15 "Retirement Plan" shall mean the Cincinnati Bell Inc. Retirement Plan for Outside Directors.

         2.1.16 "Valuation Date" means the last day of each calendar year and the date as of which any payment is to be made under the Plan.

    2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.


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                                      SECTION 3

                                      DEFERRALS

    3.1 ELECTION OF DEFERRALS. Subject to such rules as the Committee may prescribe, an Outside Director may elect to defer up to 100% of the Outside Director's Retainer and/or Other Fees for any calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). Notwithstanding the foregoing, if an Outside Director first becomes an Outside Director after the first day of a calendar year, such Outside Director may elect to defer up to 100% of the Outside Director's Retainer and/or Other Fees for the remainder of the calendar year by completing and signing a deferral form provided by the Committee and filing such form with the Committee within 30 days of the date on which the Outside Director first becomes an Outside Director. Any election under the preceding sentence shall be effective as of the first Retainer Date or Other Fee Payment Date, as the case may be, after the date the election is filed.

    3.2 CHANGING DEFERRALS. Subject to such rules as the Committee may prescribe, an Outside Director who has elected to defer a portion or all of any Retainer and/or Other Fee may change the amount of the deferral from one permissible amount to another, effective as of any January 1, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee).



                                      SECTION 4

                        MAINTENANCE AND VALUATION OF ACCOUNTS

    4.1 DEFERRED COMPENSATION ACCOUNTS. A separate bookkeeping Account shall be established for each Outside Director which shall reflect all amounts credited to the Outside Director's Account under this Section 4.1 and the assumed investment of those amounts.

         4.1.1 On each Retainer Payment Date and Other Fee Payment Date after the Effective Date, there shall be credited to each Outside Director's Account the amount of the Retainer or Other Fee which the Outside Director has elected to defer under Section 3.1 Amounts credited to the Outside Director's Account under this Section 4.1.1 shall be assumed to be invested exclusively in Cash Equivalents.

         4.1.2 In the case of an Outside Director who was participating in the Predecessor Plan immediately prior to the Effective Date, the balance then credited to the Outside Director's account under the Predecessor Plan shall be credited to the Outside Director's Account under this Plan as of the Effective Date. Amounts credited to the


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Outside Director's Account under this Section 4.1.2 shall be assumed to be invested exclusively in Cash Equivalents.

         4.1.3 In the case of an Outside Director who was participating in the Retirement Plan on July 1, 1996, an amount equal to the present value of the Outside Director's accrued benefit under the Retirement Plan as of the Effective Date (as determined by the Board) shall be credited to the Outside Director's Account under this Plan as of the Effective Date. Amounts credited to an Outside Director's Account under this Section 4.1.3 shall be assumed to be invested exclusively in CBI Shares. For purposes of this Section 4.1.3, each Outside Director who was an Outside Director on July 1, 1996 shall be deemed to have been participating in the Retirement Plan on that date.

         4.1.4 As of each January 1 after the Effective Date, there shall be credited to the Account of each person who is an Outside Director on such January 1 an amount equal to the value of 250 CBI Shares on such January 1. Amounts credited to an Outside Director's Account under this Section 4.1.4 shall be assumed to be invested exclusively in CBI Shares.

    4.2 ASSUMED INVESTMENT IN CASH EQUIVALENTS. To the extent that a Participant's Account is assumed to be invested in Cash Equivalents and has not been paid, the Account shall be credited with interest, compounded quarterly at the end of each calendar quarter, equal to the average U.S. Treasury 10-year note rate for the previous calendar quarter.

    4.3 CBI SHARES. To the extent that a Participant's Account is assumed to be invested in CBI Shares and has not been paid or forfeited, as the case may be:

         4.3.1 Whenever any cash dividends are paid with respect to CBI Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to each account shall be determined by multiplying the per share cash dividend paid with respect to the CBI Shares on the dividend payment date by the number of assumed CBI Shares credited to the Participant's Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional CBI Shares on the day on which such dividends are paid.

         4.3.2 If there is any change in CBI Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to be purchased for each Account shall be appropriately adjusted.

         4.3.3 Whenever CBI Shares are to be valued for purposes of the Plan, the value of each CBI Share shall be the average of the high and low price per share as


                                          4

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reported on the New York Stock Exchange on that date or, if no CBI Shares were traded on that date, on the next preceding day on which CBI Shares were traded.

    4.4 VALUATION. As of each Valuation Date, each Participant's Account shall be adjusted to reflect all amounts credited to the Account since the preceding Valuation Date, any gains or losses in the value of the Account's assumed investments (Cash Equivalents and/or CBI Shares) since the preceding Valuation Date and any payments or forfeitures occurring as of the Valuation Date.


                                      SECTION 5

                                     DISTRIBUTION

    5.1 GENERAL. Except as otherwise provided in Section 5.5, no amount shall be paid with respect to a Participant's Account while the Participant remains a member of the Board.

    5.2 TERMINATION OF SERVICE. A Participant may elect to receive the amounts credited to the Participant's Account in up to ten annual installment payments as of or commencing as of the first business day of the calendar year following the calendar year in which the Participant ceases to be a member of the Board. If a Participant fails to make such an election, the amounts credited to the Participant's Account shall be paid to the Participant in one lump sum as of the first business day of the calendar year next following the calendar year in which the Participant ceases to be a member of the Board.

         5.2.1.  The amount of each annual installment payable under this
Section 5.2 shall be a fraction of the nonforfeitable amounts credited to the Participant's Account as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date).

         5.2.2. Any election under this Section 5.2 must be made in writing at least six months prior to the date on which the Participant ceases to be a member of the Board.

         5.2.3. Notwithstanding any other provision hereof to the contrary, the right to receive payments with respect to that portion of the Participant's Account attributable to amounts credited under Sections 4.1.3 and 4.1.4 shall be conditioned on the Participant completing at least five years of Credited Service prior to the date on which the Participant ceases to be a member of the Board. To the extent that a Participant has not satisfied such service requirement prior to the date on which the Participant ceases to be a member of the Board (other than by reason of death), the Participant shall not be entitled to receive any payment with respect to that portion of the Participant's Account attributable to amounts credited under Sections 4.1.3 and 4.1.4 and such portion


                                          5
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shall be forfeited as of the date on which the Participant ceases to be a member of the Board.

    5.3 DEATH. If a participant ceases to be a member of the Board by reason of death, or if a Participant dies after ceasing to be a member of the Board but before the amounts credited to the Participant's Account have been paid, the amounts credited to the Participant's Account shall be paid to the Participant's Beneficiary in one lump sum as of the first business day of the calendar year next following the calendar year in which the Participant's death occurs; provided, however, that if the Participant has elected to have the Participant's Account distributed in installments and if the Participant dies after distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

    5.4  FORM OF PAYMENT.  All payments under the Plan shall be made in cash.

    5.5 CHANGE IN CONTROL. If a Change in Control of the Company occurs, the amount credited to each Participant's Account shall be paid to the Participant in one lump sum as of the day next following the date on which such Change in Control occurs. A "Change in Control of the Company" shall be deemed to have occurred if, on or after December 31, 1996, (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (with the meaning of the Securities Exchange Act of 1934 (the "Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;
(iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3)
(as in effect on December 31, 1996) of the Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section
3(a)(9) or Section 13(d)(3) (as in effect on December 31, 1996) of the Act, controls in any manner the election of a majority of the directors; or (v) within any period of two consecutive years after December 31, 1996, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.
For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) (as in effect on December 31, 1996) pursuant to the Act.

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                                      SECTION 6

                              ADMINISTRATION OF THE PLAN

    6.1 GENERAL. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

    6.2 EXPENSES. Expenses of administering the Plan shall be paid by the Company.

    6.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

    6.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

    6.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Company), auditors (including auditors of any Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

    6.6 INDEMNIFICATION. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                      SECTION 7

                                  FUNDING OBLIGATION

    The Company shall have no obligation to fund, either by the purchase of CBI Shares or by any other means, its obligations to Participants hereunder. If, however, the Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall be assets of the Company subject to claims against the Company, including claims of the Company's creditors, to the same extent as are other corporate assets, and the Participants shall have no right or claim against the assets so allocated, other than as general creditors of the Company.


                                          7

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                                      SECTION 8

                              AMENDMENT AND TERMINATION

    The Board may amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which adversely affects the accrued benefits of any Participant without such Participant's consent.

                                      SECTION 9

                              NON-ALIENATION OF BENEFITS

    No Participant or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable.


                                      SECTION 10

                                    MISCELLANEOUS

    10.1 DELEGATION. The Committee may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be.

    10.2 APPLICABLE LAW. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

    10.3 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    10.4 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

    10.5 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.


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    IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused its name to be subscribed on the 2nd day of December, 1996.


                             CINCINNATI BELL INC.



                             By  /s/ J.D. Kiggen
                                ------------------------------
                                J.D. Kiggen